Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 27, 2023, with respect to the financial statements of Barrow Hanley Emerging Markets Value Fund, Barrow Hanley International Value Fund, Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund, Barrow Hanley Total Return Bond Fund, Barrow Hanley Credit Opportunities Fund, Barrow Hanley Floating Rate Fund, and Barrow Hanley US Value Opportunities Fund (seven of the funds comprising The Advisors' Inner Circle Fund III), as of October 31, 2023, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 27, 2023, with respect to the financial statements of the Legal & General Commodity Strategy Fund (referred to as the LGIM America Commodity Strategy Fund) of The Advisors' Inner Circle Fund III, as of October 31, 2023, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2024